Exhibit 10.11

THIRD AMENDMENT TO THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF CHEVRON PHILLIPS CHEMICAL COMPANY LLC

This Third Amendment to the Second Amended and Restated Limited Liability Company Agreement of Chevron Phillips Chemical Company LLC (this “Amendment”), effective as of February 10, 2012, is entered into by and among Chevron U.S.A. Inc., a Pennsylvania corporation (the “Class C Member”), ConocoPhillips Company, a Delaware corporation (“COPCo”), Phillips Chemical Holdings Company, a Delaware corporation (“Chemical Holdings”), WesTTex 66 Pipeline Company, a Delaware corporation (“WesTTex 66”), and Phillips Petroleum International Corporation, a Delaware corporation (“PPIC”; PPIC, COPCo, Chemical Holdings, and WesTTex 66 are collectively, the “Class P Members”; the Class P Members and the Class C Member are collectively, the “Members”). Any capitalized terms used but not defined herein shall have the same meanings set forth in the Second Amended and Restated Limited Liability Company Agreement of Chevron Phillips Chemical Company LLC (as amended, the “Existing LLC Agreement”).

RECITALS

WHEREAS, the Class P Members and the Class C Member collectively own one hundred percent of the Membership Interest of Chevron Phillips Chemical Company LLC, a Delaware limited liability company (the “Company”); and

WHEREAS, the Members of the Company desire to amend the Existing LLC Agreement as provided herein to increase the total number of voting Directors from four (4) to six (6), consisting of three (3) Class P Directors and three (3) Class C Directors.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.	AMENDMENTS TO THE EXISTING LLC AGREEMENT

1.1 Section 4.2 of the Existing LLC Agreement is hereby amended and restated in its entirety to read as follows:

“4.2 Number and Classes of Directors. The Board of Directors shall consist of six (6) voting Directors (the “Voting Directors”) and two (2) non-voting Directors (the “Non-Voting Directors”).”

1.2 Section 4.3 of the Existing LLC Agreement is hereby amended and restated in its entirety to read as follows:

“4.3 Election and Removal of Directors. The Directors shall be elected as follows:

(a) The Class C Member(s) shall elect three (3) Voting Directors (individually, a “Class C Director”, and together, the “Class C Directors”).

(b) The Class P Member(s) shall elect three (3) Voting Directors (individually, a “Class P Director”, and together, the “Class P Directors”).

(c) The Class C Member(s) may remove, at any time, any or all of the Class C Directors, with or without cause. The Class P Member(s) may remove, at any time, any or all of the Class P Directors, with or without cause.

(d) The chief executive officer and the chief financial officer of the Company shall be ex officio the two Non-Voting Directors. The Non-Voting Directors may be removed at any time by the Board of Directors. If either the office of chief executive officer or the office of chief financial officer is vacant, the Non-Voting Director position associated with such office shall also be vacant.”

II.	MISCELLANEOUS

2.1 Full Force and Effect. Except as amended by this Amendment, the Existing LLC Agreement continues in full force and effect, and the parties hereto hereby ratify and confirm the Existing LLC Agreement, as amended hereby. All references to the “Agreement,” “herein,” “hereof,” “hereunder” or words of similar import in the Existing LLC Agreement shall be deemed to mean the Existing LLC Agreement as amended by this Amendment.

2.2 Counterparts. This Amendment may be executed in two or more counterparts, including through electronically exchanged signature pages (e.g., emailed PDFs or facsimile transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when there exists copies hereof which, when taken together, bear the authorized signatures of each of the parties hereto. Only one such counterpart signed by the party against whom enforceability is sought need to be produced to evidence the existence of this Amendment.

2.3 Third Parties. Nothing in this Amendment, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Amendment.

2.4 Governing Law; Jurisdiction and Forum; Waiver of Jury Trial.

2.4.1 This Amendment shall be governed by and construed under the substantive laws of the State of Delaware, without regard to Delaware choice of law provisions.

2.4.2 Each party hereto irrevocably submits to the jurisdiction of any Delaware state court or any federal court sitting in the State of Delaware in any action arising out of or relating to this Amendment, and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such Delaware state or federal court. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

2.4.3 To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each party hereto hereby irrevocably waives such immunity in respect of its obligations with respect to this Amendment.

2.4.4 Each party hereto waives, to the fullest extent permitted by applicable laws, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Amendment. Each party hereto certifies that it has been induced to enter into this Amendment by, among other things, the mutual waivers and certifications set forth above in this Section 2.4.

2.5 Titles and Subtitles; Forms of Pronouns; Construction and Definitions. The titles of the sections and paragraphs of this Amendment are for convenience only and are not to be considered in construing this Amendment. All pronouns used in this Amendment shall be deemed to include masculine, feminine and neuter forms, the singular number includes the plural and the plural number includes the singular. Unless otherwise specified, references to Sections or Articles are to the Sections or Articles in this Amendment. Unless the context otherwise requires, the term “including” shall mean “including, without limitation”.

2.6 Severability. If one or more provisions of this Amendment are held by a proper court to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary and permitted by law, shall be severed herefrom, and the balance of this Amendment shall be enforceable in accordance with its terms.

2.7 Further Action. The parties shall execute and deliver all documents, provide all information, and take or refrain from taking such actions as may be necessary or appropriate to give full effect to the provisions of this Amendment and the transactions contemplated hereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

CHEVRON U.S.A. INC.

By:	/s/ Michael W. Woody

Name:	Michael W. Woody
Its:	Assistant Secretary

CONOCOPHILLIPS COMPANY

By:	/s/ Frances M. Vallejo

Name:	Frances M. Vallejo
Its:	Vice President & Treasurer

PHILLIPS CHEMICAL HOLDINGS COMPANY

By:	/s/ Frances M. Vallejo

Name:	Frances M. Vallejo
Its:	Vice President & Treasurer

WESTTEX 66 PIPELINE COMPANY

By:	/s/ Frances M. Vallejo

Name:	Frances M. Vallejo
Its:	Vice President & Treasurer

PHILLIPS PETROLEUM INTERNATIONAL CORPORATION

By:	/s/ Frances M. Vallejo

Name:	Frances M. Vallejo
Its:	Vice President & Treasurer

[Signature Page to Third Amendment to LLC Agreement]